Exhibit 21.1

Subsidiaries of the Registrant

(as of December 31, 2013)

Name	Place of Organization
Physicians Realty L.P.	Delaware
Ziegler-Florida 4, LLC	Wisconsin
Ziegler-Michigan 5, LLC	Wisconsin
Ziegler-Georgia 6, LLC	Wisconsin
Ziegler-Michigan 6, LLC	Wisconsin
Ziegler-Georgia 7, LLC	Wisconsin
Ziegler-Texas 8, LLC	Wisconsin
Ziegler-El Paso 8 Limited Partnership	Wisconsin
Ziegler-Ohio 9, LLC	Wisconsin
Ziegler-Illinois 12, LLC	Wisconsin
Ziegler-Michigan 12, LLC	Wisconsin
Ziegler-Tennessee 14, LLC	Wisconsin
Ziegler-Maine 15, LLC	Wisconsin
Ziegler-Wisconsin 16, LLC	Wisconsin
Ziegler-Georgia 17, LLC	Wisconsin
Ziegler-Illinois 18, LLC	Wisconsin
Ziegler-Ohio 19, LLC	Wisconsin
Ziegler-Georgia 20, LLC	Wisconsin
Ziegler-Georgia 21, LLC	Wisconsin
Ziegler-Arizona 23, LLC	Wisconsin
Ziegler-Wisconsin 24, LLC	Wisconsin
DOC-FSH El Paso Medical Center, LLC	Wisconsin
DOC-FSH El Paso Medical Center Partners, LLC	Wisconsin
DOC-LifeCare Plano LTACH	Wisconsin
DOC-ELPF Atlanta MOBs, LLC	Wisconsin
DOC-CCSC Crescent City Surgical Centre, LLC	Wisconsin
Crescent City Surgical Centre Facility, L.L.C.	Louisiana
DOC-MP TXAZ, LLC	Wisconsin
DOC-Greymark HQ OKC MOB, LLC	Wisconsin
DOC-Cornerstone Pensacola MOB, LLC	Wisconsin
DOC-CONS Columbus MOB, LLC	Wisconsin
Eastwind MOB, LLC	Ohio
DOC-Great Falls MT ASC, LLC	Wisconsin